Exhibit 10.15

EMPLOYMENT AGREEMENT

BETWEEN:

JAMES GOWANS, Business person, of 2662-124 B Street, Surrey, British Columbia, V4A 3P1

(the “Executive”)

AND:

TRILOGY METALS INC., a company incorporated pursuant to the laws of British Columbia and having its registered office in British Columbia at Suite 1150 – 609 Granville Street, Vancouver, British Columbia, V6C 1G5

(the “Company”)

WHEREAS:

A.          The Company is a natural resource company currently engaged in the acquisition and exploration of mineral properties;

B.           The Company wishes to employ and the Executive wishes to supply his services in the capacity of Acting President and Chief Executive Officer, on the terms and conditions set out in this Agreement;

C.           The Company and the Executive desire that this employment relationship and the terms thereof be formally embodied in this Agreement;

THEREFORE in consideration of the recitals, the following covenants and the payment of one dollar made by each party to the other, the receipt and sufficiency of which are acknowledged by each party, the parties agree on the following terms:

1.	ENGAGEMENT AND DURATION

1.1	Engagement

The Company hereby employs the Executive as Acting President and Chief Executive Officer and the Executive accepts such employment.

1.2	Term

The Executive's employment pursuant to the terms of this Agreement shall commence effective September 4, 2019 and shall end on February 28, 2020 (the “Term”), unless extended by the mutual written agreement of the parties or unless terminated during the Term as set forth herein.

2.	DUTIES

2.1	Performance of Duties

The Executive shall act as Acting President and Chief Executive Officer, and the Executive shall perform such services and duties as are normally provided by a President and Chief Executive Officer of a company in a business and of a size similar to the Company’s, and such other services and duties as may reasonably be required from time to time.

2.2	Other Boards or Committees

The Executive’s performance of reasonable personal, civic or charitable activities or the Executive’s service on any boards or committees of any private or public companies shall not be deemed to interfere with the performance of the Executive’s services and responsibilities to the Company pursuant to this Agreement, so long as there is no conflict between the business of the Company and the business of the private or public companies.  The Executive agrees to inform the Board forthwith upon the Executive being appointed to any such board or committee.

2.3	Principal Place of Work

The Executive shall perform his duties at the Company’s principal executive offices, which are currently located in Vancouver, British Columbia. The Executive acknowledges that his duties and responsibilities may involve a reasonable amount of traveling.

2.4	Reporting

The Executive shall report to the Board of Directors of the Company (the “Board”).

2.5	Instructions

The Executive will, subject to the terms of this Agreement, comply promptly and faithfully with the reasonable and lawful instructions, directions, requests, rules and regulations of the Board.

3.	REMUNERATION AND BENEFITS

3.1	Salary

The Executive has agreed that he will be fully compensated for his services through the grant of options as described is section 3.6 of this Agreement.

3.2	Reimbursement of Expenses

The Company shall reimburse the Executive for all reasonable expenses incurred by him in the performance of this Agreement provided that the Executive provides the Company with written expense accounts with respect to each calendar month.

3.3	Medical Benefits

The Company shall not be providing medical benefits.

3.4	Directors and Officers Liability Insurance

The Company shall provide the Executive with directors’ and officers’ liability insurance appropriate to the nature of his responsibilities under this Agreement. The directors’ and officers’ liability insurance will be subject to the terms and conditions of the insurance policy’s coverage.

3.5	Vacation

The Executive may take a reasonable number of vacation days during the Term subject to the oprational needs of the Company.

3.6	Stock Options

The Board shall grant 550,000 options to purchase common shares in the Company as full compensation for the services provide by the Executive pursuant to this Agreement. Any further stock options grants shall be at the discretion of the Board. All stock options are subject to, and will be made in accordance with, the guidelines of the Toronto Stock Exchange and the Company’s Employee Stock Option Plan.

4.	CONFIDENTIALITY AND NON-DISCLOSURE

4.1	“Confidential Information”

The term “Confidential Information” means any and all information concerning any aspect of the Company not publicly disclosed, which the Executive may receive or develop as a result of his engagement by or involvement with the Company, and including all technical data, concepts, reports, programs, processes, technical information, trade secrets, systems, business strategies, financial information and other information unique to the Company. All Confidential Information, including notes, diagrams, maps, reports, notebook pages, memoranda, sample materials and any excerpts thereof that include Confidential Information are the property of the Company or parties for whom the Company acts as agent or who are customers of the Company, as the case may be, and are strictly confidential to the Company and/or such parties.  The Executive shall not make any unauthorized disclosure or use of and shall use his best efforts to prevent unauthorized disclosure or use of such Confidential Information.

4.2	Equitable Remedies

The Executive acknowledges that any unauthorized disclosure or use of such Confidential Information by the Executive may result in material damages to the Company and that the Company shall be entitled to seek injunctive relief or any other legal or equitable remedy to prohibit, prevent or enjoin unauthorized disclosure or use of Confidential Information by the Executive. The Executive acknowledges and agrees that his unauthorized disclosure or use of Confidential Information will cause irreparable harm to the Company that could not be adequately compensated by damages.

4.3	Use of Confidential Information

Except as authorized by the Company, the Executive will not:

(a)	duplicate, transfer or disclose nor allow any other person to duplicate, transfer or disclose any of the Company’s Confidential Information; or

(b)	use the Company’s Confidential Information without the prior written consent of the Company.

4.4	Protection of Confidential Information

The Executive will safeguard all Confidential Information at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care used to protect the Executive’s own Confidential Information.

4.5	Exception

The restrictive obligations set forth above shall not apply to the disclosure or use of any information which:

(a)	is or later becomes publicly known under circumstances involving no breach of this Agreement by the Executive;

(b)	is already known to the Executive at the time of receipt of the Confidential Information;

(c)	is lawfully made available to the Executive by a third party;

(d)	is disclosed by the Executive pursuant to a requirement of a governmental department or agency or disclosure is otherwise required by operation of law, provided that the Executive gives notice in writing to the Company of the required disclosure immediately upon his becoming advised of such required disclosure and provided also that the Executive delays such disclosure so long as it is reasonably possible in order to permit the Company to appeal or otherwise oppose such required disclosure and provides the Company with such assistance as the Company may reasonably require in connection with such appeal or other opposition;

(e)	is disclosed to a third party under an approved confidentiality agreement; or

(f)	is disclosed in the course of the Executive's proper performance of the Executive's duties under this Agreement.

4.6	Survival

The provisions of this Article 4 shall survive the termination of this Agreement.

4.7	Equitable Relief

The Executive agrees that, in the event he violates any of the restrictions referred to in sections 4 the Company shall suffer irreparable harm and shall be entitled to preliminary and permanent injunctive relief and any other remedies in law or in equity which the court deems fit.

5.	DELIVERY OF RECORDS

Upon the termination of the employment of the Executive by the Company, the Executive will deliver to the Company all books, records, lists, brochures and other property belonging to the Company or developed in connection with the business of the Company, and will execute such transfer documentation as is necessary to transfer such property or intellectual property to the Company.

6.	TERMINATION

6.1	The Executive’s Right to Terminate

The Executive may terminate his obligations under this Agreement duirng the Term at any time upon providing thirty days notice in writing to the Company.

6.2	Company’s Right to Terminate

The Company may terminate the Executive’s employment under this Agreement during the Term at any time:

(a)	for just cause which shall include, without limitation, any of the following events:

(i)	theft, dishonesty or fraud by the Executive with respect to the business of the Company;

(ii)	the conviction of the Executive for a criminal offence that gives rise or is likely to give rise to the Company's stock becoming ineligible for listing on any stock exchange or market or the Company's stock being subject to a cease-trade order by a Canadian or US securities regulatory authority; or

(iii)	any and all other omissions, commissions or other conduct which would constitute just cause at law; or

(b)	upon the Executive dying; or

(c)	at any time by providing the Executive with 14 days’ written notice.

6.3	Property Interests

If the Executive's employment with the Company is terminated, and within two years of such termination, the Executive acquires directly or indirectly other than from the Company or its subsidiaries any present or future interest in any mining claims or properties or mineral interests within the area of interest as identified in the NANA Agreement and within 10 kilometers of the external boundaries of any mineral property held by the Company during the time the Executive was employed by the Company, the Executive will offer the Company, in writing the right to acquire such interest in exchange for reimbursement of his direct and indirect acquisition costs. The Company shall have 30 days after receipt of such offer to accept the offer and 90 days after receipt of such offer to reimburse such costs.

6.4	Resignations

Upon termination of the Executive for whatever reason the Executive shall forthwith execute and deliver to the Company his written resignation from any and all offices of the Company and its affiliates, without claim for compensation for loss of office save and except that the Executive shall not be required to resign as a director of the Company.

6.5	Payments in Full Settlement

The Executive acknowledges and agrees that the notice provided for pursuant to this Article 6 shall be in full satisfaction of all claims, losses, costs, damages or expenses in connection with the termination of his employment, including termination pay and severance pay pursuant to any applicable labour laws as amended from time to time. Except as provided in this Article, the Executive shall not be entitled to any further notice, termination payments, damages or compensation whatsoever in connection with the employment of the Executive and the termination thereof.

7.	PERSONAL NATURE

The obligations and rights of the Executive under this Agreement are personal in nature, based upon the singular skill, qualifications and experience of the Executive.

8.	RIGHT TO USE EXECUTIVE’S NAME AND LIKENESS

During the term of this Agreement, the Executive hereby grants to the Company the right to use the Executive’s name, likeness and/or biography in connection with the services performed by the Executive under this Agreement and in connection with the advertising or exploitation of any project with respect to which the Executive performs services for the Company.

9.	LEGAL ADVICE

The Executive hereby represents, warrants and acknowledges to the Company that he has had the opportunity to receive independent legal advice prior to the execution and delivery of this Agreement.

10.	WAIVER

No consent or waiver, express or implied, by any party to this Agreement of any breach or default by any other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party’s performance or in the terms, covenants and conditions of this Agreement.  The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party’s right to assert such claim at any time thereafter.

11.	NOTICES

11.1	Delivery of Notice

Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid to the address of the parties set out on the first page of this Agreement.  Any notice shall be deemed to have been received if delivered, when delivered, and if mailed, on the fifth day (excluding Saturdays, Sundays and holidays) after the mailing thereof.  If normal mail service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by registered mail will not be deemed to be received until actually received and the party sending the notice shall utilize any other services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

11.2	Change of Address

Each party to this Agreement may change its address for the purpose of this Part 11 by giving written notice of such change in the manner provided for in paragraph 11.1.

12.	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The parties hereto hereby submit to the jurisdiction of the courts of British Columbia. All obligations of the parties under this Agreement are subject to receipt of all necessary approvals of the applicable securities regulatory authorities.

13.	SEVERABILITY

If any provision of this Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion of the Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

14.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in this Agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein.  This Agreement cannot be amended or supplemented except by a written agreement executed by all parties hereto.

15.	NON-ASSIGNABILITY

This Agreement shall not be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement.

16.	BURDEN AND BENEFIT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

17.	TIME

Time is of the essence of this Agreement.

18.	COUNTERPARTS

This Agreement may be executed in counterparts and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the 21st day of October, 2019.

TRILOGY METALS INC.

/s/ Janice Stairs
Per:	JANICE STAIRS
CHAIR

/s/ James Gowans
JAMES GOWANS